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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)


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
                                                                                      Years Ended July 31,
                                                                                --------------------------------
                                                                                 1999         1998         1997
                                                                                 ----         ----         ----

Net Income ................................................................     $5,406       $5,313       $7,815
                                                                                ======       ======       ======



Shares Outstanding:
Weighted average number of common shares used in calculation
for basic net income per common share......................................      5,643        5,598        5,776
Add: shares of common stock equivalents                                            233          299          245
                                                                                ======       ======       ======

Weighted average number of common shares used in calculation of
diluted net income per common share........................................      5,876        5,897        6,021
                                                                                ======       ======       ======


Basic net income per common share .........................................     $  .96       $  .95       $ 1.35
                                                                                ======       ======       ======


Diluted net income per common share .......................................     $  .92       $  .90       $ 1.30
                                                                                ======       ======       ======
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